SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 14, 2004

GXS Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	333-106143	35-2181508

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

100 Edison Park Drive, Gaithersburg, MD	20878

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 340-4000

Item 5. Other Events.

     On January 15, 2004, Global eXchange Services, Inc., a Delaware corporation and wholly owned direct subsidiary and indirect subsidiary of GXS Corporation and GXS Holdings, Inc., respectively (“Global eXchange Services”), announced plans to acquire HAHT Commerce Inc., a Delaware corporation (“HAHT”). The acquisition will be made pursuant to the Merger Agreement (the “Merger Agreement”), dated as of January 14, 2004, by and among HAHT, GXS January, Inc., a Delaware corporation and wholly owned subsidiary of Global eXchange Services (“GXS January”), GXS Holdings, Inc., a Delaware corporation (“GXS Holdings”), and certain stockholders of HAHT. Under the Merger Agreement, Global eXchange Services will acquire all of the capital stock of HAHT through a merger of GXS January into HAHT for consideration of $15 million in cash plus common and preferred shares of GXS Holdings valued at approximately $15 million, subject to adjustment as provided in the Merger Agreement. The transaction is expected to close in February 2004, subject to the approval of HAHT stockholders and customary closing conditions.

     This description of the Merger Agreement is qualified in its entirety by reference to the full text of such document, which is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

2.1	Merger Agreement, dated as of January 14, 2004, by and among HAHT Commerce, Inc., GXS January, Inc., GXS Holdings, Inc., and certain stockholders of HAHT Commerce, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GXS Corporation

By:		/s/ Bruce E. Hunter

	Name:	Bruce E. Hunter
	Title:	Senior Vice President, General Counsel
and Secretary

Date: January 15, 2004

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Merger Agreement, dated as of January 14, 2004, by and among HAHT Commerce, Inc., GXS January, Inc., GXS Holdings, Inc., and certain stockholders of HAHT Commerce, Inc.

4